State of Delaware
                        Office of the Secretary of State



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LMI ACQUISITION CORP.", CHANGING ITS NAME FROM "LMI ACQUISITION CORP." TO "USA FINANCE, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 1996, AT 12 O'CLOCK P.M.


         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF
                              LMI ACQUISITION CORP.


         LMI ACQUISITION CORP., a corporation existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         FIRST: By Unanimous Written Consent dated the 11th day of June, 1996 the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable, to the stockholders of the Corporation, the following amendment to the Corporation's Certificate of Incorporation:

                  That Article First of the Corporation's Certificate of Incorporation be amended to read in its entirety:


                  FIRST:  The name of the Corporation is:


                                USA FINANCE, INC.


         SECOND: By Written Consent of the Stockholders of the Corporation, dated the 11th day of June, 1996, the stockholders of the Corporation approved the aforesaid amendment in accordance with the applicable provisions of Section 228 of the General Corporation Law of the State of Delaware and Section 8 of the Bylaws of the Corporation.


         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Mark Margolis, its President, and attested to by David Alperin, its Secretary, this 11th day of June, 1996.



[corporate seal]                            LMI ACQUISITION CORP.


                                            By: /s/ Mark Margolis
                                                -------------------------------
                                                Mark Margolis, President

ATTEST:

/s/ David Alperin
------------------------
David Alperin, Secretary


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